UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  September 29, 2009

WITS BASIN PRECIOUS MINERALS INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

1-12401	84-1236619
(Commission File Number)	(IRS Employer Identification No.)

80 South Eighth Street, Suite 900
Minneapolis, MN  55402
(Address of principal executive offices) (Zip Code)

(612) 349-5277
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.01 below is incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Pursuant to a Share Exchange Agreement dated September 11, 2009 (the “Exchange Agreement”) by and among Hunter Bates Mining Corporation, a Minnesota corporation (“Hunter Bates”), a majority owned subsidiary of Wits Basin Precious Minerals Inc., a Minnesota corporation (the “Registrant”), Princeton Acquisitions, Inc., a Colorado corporation (“Princeton”), and certain shareholders of Hunter Bates, on September 29, 2009, all of the shareholders of Hunter Bates exchanged all of their capital securities of Hunter Bates in consideration for similar capital securities of Princeton and Hunter Bates became a wholly owned subsidiary of Princeton (the “Share Exchange”). Immediately prior to the effectiveness of the Share Exchange, the Registrant held 18,500,000 shares of Hunter Bates Common Stock, which constituted approximately 95% of the issued and outstanding shares of Hunter Bates Common Stock at such time.

At the effective time of the Share Exchange, Hunter Bates had outstanding an aggregate of 19,500,000 shares of common stock, par value $0.01 per share (the “Hunter Bates Common Stock”), and outstanding warrants to purchase an aggregate of 2,500,000 shares of Hunter Bates Common Stock (the “Hunter Bates Warrants”), and all of such shares of Hunter Bates Common Stock and Hunter Bates Warrants were exchanged by the shareholders of Hunter Bates, on a share-for-share basis, in consideration of an aggregate of 19,500,000 shares of Princeton common stock, par value $.001 per share (“Princeton Common Stock”) and warrants to purchase an aggregate of 2,500,000 shares of Princeton Common Stock on similar terms to the Hunter Bates Warrants (the “Princeton Warrants”). Upon effectiveness of the Share Exchange, the shareholders of Hunter Bates immediately prior to the effectiveness of the transaction held approximately 98% of the issued and outstanding shares of Princeton Common Stock, and approximately 99% of the capital stock of Princeton on a fully diluted basis assuming the exercise of all outstanding Princeton Warrants. Accordingly, the Share Exchange represented a change in control of Princeton.

Contemporaneously with the closing of the Share Exchange, pursuant to the terms of a Stock Purchase Agreement dated September 29, 2009 (the “Stock Purchase Agreement”) by and among the Registrant and certain shareholders of Princeton, the Registrant purchased from such shareholders an aggregate of 1,383,543 shares of Princeton Common Stock, which constituted approximately 81% of the shares of Princeton Common Stock issued and outstanding immediately prior to the effectiveness of the Share Exchange, for aggregate consideration of $262,500.  As a result of the stock purchase and the Share Exchange, the Registrant held an aggregate of 19,883,543 shares of Princeton Common Stock immediately after effectiveness of the Share Exchange, which constitutes approximately 94% of the issued and outstanding shares of Princeton Common Stock immediately after effectiveness of the Share Exchange.

For accounting purposes, the Share Exchange has been accounted for as a reverse acquisition with Hunter Bates as the accounting acquirer (legal acquiree) and Princeton as the accounting acquiree (legal acquiror).  Upon effectiveness of the Share Exchange, Hunter Bates’ business plan became the business plan of Princeton.

The Stock Purchase Agreement is filed herewith as Exhibit 10.1, and is incorporated herein by reference.  The foregoing description of the Stock Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entireties by reference to the Stock Purchase Agreement.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Stock Purchase Agreement dated September 29, 2009 by and among certain Shareholders of Princeton Acquisitions, Inc., and Wits Basin Precious Minerals Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WITS BASIN PRECIOUS MINERALS INC.

Date: October 8, 2009	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer